e-automate Corporation




                    SECURITIES PURCHASE AGREEMENT




                      Dated as of June 19, 2000

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                          TABLE OF CONTENTS

                                                                  Page

Article I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . 1
       1.1 Definitions; Interpretation . . . . . . . . . . . . . . . 1

Article II - ISSUANCE AND SALE OF THE SECURITIES . . . . . . . . . . 6
       2.1 Authorization of the Securities . . . . . . . . . . . . . 6
       2.2 Issuance and Sale of the Securities . . . . . . . . . . . 6
       2.3 Additional Issuances and Sales of the Securities. . . . . 6

Article III - CLOSING; CLOSING DELIVERIES. . . . . . . . . . . . . . 7
       3.1 Closing . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.2 Payment for and Delivery of the Securities. . . . . . . . 7

Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . 7
       4.1 Existence; Qualification; Subsidiaries. . . . . . . . . . 7
       4.2 Authorization and Enforceability; Issuance of the Securities, the Conversion Shares and the Warrant
               Shares. . . . . . . . . . . . . . . . . . . . . . . . 8
       4.3 Capitalization. . . . . . . . . . . . . . . . . . . . . . 9
       4.4 Private Sale. . . . . . . . . . . . . . . . . . . . . . . 9
       4.5 Financial Statements; Disclosure. . . . . . . . . . . . . 9
       4.6 Absence of Certain Changes. . . . . . . . . . . . . . . .10
       4.7 Litigation. . . . . . . . . . . . . . . . . . . . . . . .12
       4.8 Licenses, Compliance with Law, Other Agreements, Etc. . .12
       4.9 Third-Party Approvals . . . . . . . . . . . . . . . . . .12
       4.10 No Undisclosed Liabilities . . . . . . . . . . . . . . .12
       4.11 Tangible Assets. . . . . . . . . . . . . . . . . . . . .12
       4.12 Inventory. . . . . . . . . . . . . . . . . . . . . . . .12
       4.13 Owned Real Property. . . . . . . . . . . . . . . . . . .12
       4.14 Real Property Leases . . . . . . . . . . . . . . . . . .13
       4.15 Agreements . . . . . . . . . . . . . . . . . . . . . . .13
       4.16 Intellectual Property. . . . . . . . . . . . . . . . . .13
       4.17 Employees. . . . . . . . . . . . . . . . . . . . . . . .14
       4.18 Transactions With Affiliates . . . . . . . . . . . . . .14
       4.19 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .14
       4.20 Other Investors. . . . . . . . . . . . . . . . . . . . .15
       4.21 Investment Company . . . . . . . . . . . . . . . . . . .15
       4.22 Certain Fees . . . . . . . . . . . . . . . . . . . . . .15
       4.23 Solicitation Materials . . . . . . . . . . . . . . . . .15
       4.24 Registration Rights; Rights of Participation . . . . . .15
       4.25 Seniority. . . . . . . . . . . . . . . . . . . . . . . .15
       4.26 Reservation of Common Stock. . . . . . . . . . . . . . .16
       4.27 Covenant as to Common Stock. . . . . . . . . . . . . . .16

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                                   i

       4.28 Payment of Series 2000-A Preferred Stock . . . . . . . .16
       4.29 Stay, Extension and Usury Laws . . . . . . . . . . . . .16
       4.30 Continued Existence. . . . . . . . . . . . . . . . . . .16
       4.31 Further Assurances . . . . . . . . . . . . . . . . . . .16
       4.32 Restricted Payments. . . . . . . . . . . . . . . . . . .16
       4.33 Successors . . . . . . . . . . . . . . . . . . . . . . .17

Article V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . .17
       5.1 Authorization and Enforceability. . . . . . . . . . . . .17
       5.2 Purchaser's Ability to Perform. . . . . . . . . . . . . .17

Article VI - COMPLIANCE WITH SECURITIES LAWS . . . . . . . . . . . .17
       6.1 Investment Intent of the Purchaser. . . . . . . . . . . .17
       6.2 Status of Securities. . . . . . . . . . . . . . . . . . .17
       6.3 Accredited Investor Status. . . . . . . . . . . . . . . .17
       6.4 Access to Information . . . . . . . . . . . . . . . . . .17
       6.5 Transfer of Securities, Conversion Shares and Warrant
               Shares. . . . . . . . . . . . . . . . . . . . . . . .18
       6.6 Right of First Refusal. . . . . . . . . . . . . . . . . .18

Article VII - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . .19
       7.1 Conditions Precedent. . . . . . . . . . . . . . . . . . .19
       7.2 Closing Deliveries to the Company . . . . . . . . . . . .21

Article VIII - COVENANTS OF THE COMPANY. . . . . . . . . . . . . . .21
       8.1 Restricted Actions. . . . . . . . . . . . . . . . . . . .21
       8.2 Required Actions. . . . . . . . . . . . . . . . . . . . .22
       8.3 Reservation of Common Stock . . . . . . . . . . . . . . .23
       8.4 Payments Free of Withholding. . . . . . . . . . . . . . .24

Article IX - REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . .24
       9.1 Registration Rights . . . . . . . . . . . . . . . . . . .24
       9.2 Piggyback Registration Rights . . . . . . . . . . . . . .25

Article X - SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . .25
       10.1 Survival . . . . . . . . . . . . . . . . . . . . . . . .25

Article XI - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .25
       11.1 Indemnification. . . . . . . . . . . . . . . . . . . . .25

Article XII - ARBITRATION. . . . . . . . . . . . . . . . . . . . . .26
       12.1 Arbitration. . . . . . . . . . . . . . . . . . . . . . .26

Article XIII - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .26
       13.1 Governing Law. . . . . . . . . . . . . . . . . . . . . .26
       13.2 Consent to Jurisdiction; Service of Process And Venue. .26

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                                   ii

       13.3 Entire Agreement . . . . . . . . . . . . . . . . . . . .26
       13.4 Headings . . . . . . . . . . . . . . . . . . . . . . . .26
       13.5 Amendment and Waiver . . . . . . . . . . . . . . . . . .26
       13.6 Severability . . . . . . . . . . . . . . . . . . . . . .27
       13.7 Successors and Assigns . . . . . . . . . . . . . . . . .27
       13.8 No Third Party Beneficiaries . . . . . . . . . . . . . .27
       13.9 Notices. . . . . . . . . . . . . . . . . . . . . . . . .27
       13.10 Purchaser Fees and Expenses . . . . . . . . . . . . . .28
       13.11 Remedies Cumulative . . . . . . . . . . . . . . . . . .29
       13.12 Timeliness. . . . . . . . . . . . . . . . . . . . . . .29
       13.13 Counterparts. . . . . . . . . . . . . . . . . . . . . .29


SCHEDULES

Schedule 4.1          Subsidiaries
Schedule 4.2          Existing Indebtedness
Schedule 4.3          Capitalization
Schedule 4.6(c)       Places of Business
Schedule 4.13         Owned Real Property
Schedule 4.16         Intellectual Property
Schedule 4.18         Transactions with Affiliates
Schedule 4.19         Taxes
Schedule 4.20         Other Investors


EXHIBITS

Exhibit A             Certificate of Designation of Series 2000-A
                      Preferred Stock
Exhibit B             Form of Warrant

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                                   iii




                    SECURITIES PURCHASE AGREEMENT


       SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 19, 2000, by and between e-automate Corporation (the "Company"), a Delaware corporation with an address at 73 North 490 West, American Fork, Utah 84003; and ASPEN CAPITAL RESOURCES, LLC or its assigns (the "Purchaser"), a Utah limited liability company with an address at 8989 South Schofield Circle, Sandy, Utah 84093.

       The Company desires to issue to the Purchaser and the Purchaser desires to purchase from the Company, upon the terms and subject to the conditions set forth herein, (i) the Series 2000-A Preferred Stock (as defined herein) of the Company and (ii) the Warrants (as defined herein) of the Company.

       In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                       Article I - DEFINITIONS

       1.1 Definitions; Interpretation. For purposes of this
Agreement, the following terms have the indicated meanings:

       "Affiliate" of a Person means any officer, director or employee of the Company and any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "Capital Stock" of any Person shall mean any and all shares, interests (including membership and economic interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity prior to such conversion.

       "Capitalized Lease" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

       "Capitalized Lease Obligation" means obligations for the payment of rent for any Capitalized Lease; for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

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                                   -1-


       "Certificate of Designation" mean the Certificate of Designation of Series 2000-A Preferred Stock of the Company, set forth as Exhibit A hereto, as the same may be amended from time to time.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Common Stock" means, collectively, the Company's Common Stock, $.001 par value per share, and any Capital Stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

       "Confidential Information" means any proprietary information concerning the Company's business other than information that (i) was already known to the Person having a duty to keep confidential such information on a nonconfidential basis prior to the time of disclosure, (ii) is or becomes generally available to the public through no act or omission of such Person or (iii) becomes available to such Person on a nonconfidential basis from a source other than any party hereto (or any agent or representative thereof) if such source was not under a prohibition against disclosing the information or otherwise bound by a confidentiality agreement with respect thereto.

       "Conversion Shares" means shares of Common Stock issued or issuable upon conversion of the Preferred Shares, whether or not a Preferred Share is presently convertible; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Shares are issued by an entity other than the Company or there is a change in the securities so issuable, then the term "Conversion Shares" shall mean shares of the security issuable upon conversion of the Preferred Shares if such securities are issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

       "Current Balance Sheet" means the unaudited balance sheet of the Company as at March 31, 2000.

       "Dividend Shares" means shares of Preferred Stock issued pursuant to Section 2 of the Certificate of Designation.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Fair Market Value" means the closing bid price of a share of Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board. However, until a share of Common Stock is first quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board after the date of this Agreement, "Fair Market Value" means $3.00 per share.

       "Financial Statements" means (i) the unaudited consolidated balance sheets of the Company as at March 31, 2000, and the related unaudited consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity (deficit) for the quarterly periods then ended, and (ii) the audited consolidated balance sheets of the Company as at March 31, 1999 and 1998, and the related audited consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity (deficit) for the fiscal year periods then ended.

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                                   -2-

       "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

       "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body and the National Association of Securities Dealers.

       "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

       "includes" and "including" mean includes and including, without limitation.

       "Indebtedness" means, without duplication, as to any Person
(i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, notes, debentures or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and (ix) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Purchaser and in accordance with accepted practice.

       "Initial Closing" and "Additional Closing" have the meanings set forth in Section 3.1.

       "Initial Closing Date" and "Additional Closing Dates" have the meanings set forth in Section 3.1.

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                                   -3-

       "Intellectual Property" means all domestic and foreign patents, patent applications, disclosures, industrial designs, discoveries and inventions; trademarks, service marks, trade dress, trade names, d/b/a's, Internet domain names and corporate names and all goodwill associated therewith; published and unpublished works of authorship, copyrights; registrations, applications and renewals for any of the foregoing; trade secrets, Confidential Information, know-how, technical and computer data, databases, proprietary information, documentation and software, financial, business and marketing plans, customer and supplier lists and all other intellectual property and proprietary rights; and all copies and tangible embodiments of the foregoing.

       "IRS" means the Internal Revenue Service.

       "knowledge" or "know" when used with respect to the Company means the knowledge of the senior management (vice president or senior) of the Company, or any other management personnel that has had significant involvement in the business and affairs of the Company.

       "Liability" means any liability or obligation (whether absolute or contingent, liquidated or unliquidated or due or to become due).

       "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, security arrangement, restriction, covenant, encroachment or other title imperfection of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

       "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole.

       "Material Adverse Effect" means any material adverse effect on (i) the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) any of the transactions contemplated hereby or by the Related Documents.

       "ordinary course of business" means the ordinary course of business of the Company consistent with past practice (including with respect to quantity, quality and frequency).

       "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

       "Preferred Shares" has the meaning set forth in Section 2.1.

       "Preferred Stock" means the Series 2000-A Preferred Stock,
$.001 par value per share, of the Company.

       "Related Documents" means all documents and instruments to be executed or adopted by the Company in connection herewith, including without limitation each of the Preferred Shares, each of the Warrants and all other documents and instruments to be executed or adopted by the Company pursuant thereto.

       "SEC" means the Securities and Exchange Commission.

       "Securities" has the meaning given that term in Section 2.1.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Subsidiary" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the Company, directly or indirectly, is allocated a majority of partnership, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, association or other business entity.

       "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section59A), customs duties, Capital Stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Warrants" means the Warrants of the Company exercisable for shares of Common Stock, to be issued by the Company on the Closing Date and each Additional Closing Date, substantially in the form of Exhibit B hereto.

       "Warrant Shares" means shares of the Common Stock obtained or obtainable upon exercise of the Warrants, whether or not a Warrant is presently exercisable; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

           Article II - ISSUANCE AND SALE OF THE SECURITIES

       2.1 Authorization of the Securities. The Company has authorized the issuance and sale to the Purchaser, on the terms and subject to the conditions of this Agreement, of (a) its Preferred Stock in an aggregate amount of up to 5,000 shares and containing the terms and conditions and in the form of the Certificate of Designation set forth in Exhibit "A" attached hereto (the "Preferred Shares"), and (b) its Warrants containing the terms and conditions and in the form of the Warrant set forth in Exhibit "B" attached hereto (the "Warrants and, together with the Preferred Shares, the "Securities"). The Preferred Shares are convertible into and the Warrants are exercisable for shares of the Company's Common Stock.

       2.2 Issuance and Sale of the Securities. At the Initial Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 500 Preferred Shares for aggregate consideration of $500,000.00, and (b) Warrants initially exercisable for the purchase of 100,000 Warrant Shares.

       2.3 Additional Issuances and Sales of the Securities.

       On or before each date which is 30 days or a multiple thereof after the Initial Closing Date, until the date which is 270 days after the Initial Closing Date, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser shall purchase from the Company (a) 500 Preferred Shares for aggregate consideration of $500,000.00, and (b) Warrants initially exercisable for the purchase of 100,000 Warrant Shares.

       Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase any Securities in connection with any additional issuance and sale of the Securities pursuant to this
Section 2.3, provided that the Purchaser may in its sole discretion purchase such Securities, (a) if the Company is in default or has breached any of its obligations under this Agreement or any of the Related Documents, (b) if an Event of Noncompliance has occurred under the Certificate of Designation, or (c) if, after the first date upon which the Company's Common Stock is quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, the average of the closing bid prices for the Company's Common Stock for ten (10) consecutive trading days, as quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, is less than or equal to $3.25 per share.

       Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase any Securities in connection with any additional issuance and sale of the Securities pursuant to this
Section 2.3 if, and to the extent, such purchase would result in the Purchaser becoming directly or indirectly the beneficial owner of more than 9.9% of the Common Stock of the Company.

              Article III - CLOSING; CLOSING DELIVERIES

       3.1 Closing. The closing of the transactions contemplated by
Section 2.2 of this Agreement (the "Initial Closing") shall take place at 3:00 p.m. on June 19, 2000, at the offices of Evans & Swensen, P.C., 136 South Main Street, Suite 318, Salt Lake City,

Utah 84101 or at such other date, time and/or place as shall be agreed upon by the parties hereto. The date upon which the Initial Closing occurs is referred to herein as the "Initial Closing Date." The closings of the transactions contemplated by Section 2.3 of this Agreement (the "Additional Closings") shall take place on the dates indicated therein and at such times and/or places as shall be agreed upon by the parties hereto. The dates upon which the Additional Closings occur are referred to herein as the "Additional Closing Dates."

       3.2 Payment for and Delivery of the Securities. At the Initial Closing, the Company shall issue and deliver to the Purchaser, (a) a stock certificate for 500 Preferred Shares, against payment by the Purchaser, by check or wire transfer of immediately available funds to the account designated by the Company, of $450,000.00 (net of 10% placement fee payable to Aspen Capital Resources, LLC pursuant to Section 12.10), and (b) duly issued
Warrants initially exercisable for the purchase of 100,000 Warrant Shares. At each Additional Closing, the Company shall issue and deliver to the Purchaser, (a) stock certificates for the number of Preferred Shares specified pursuant to Section 2.3, against payment by the Purchaser, by check or wire transfer of immediately-available funds to the account designated by the Company, of the price of the Preferred Shares (net of a 10% placement fee payable to Aspen
Capital Resources, LLC pursuant to Section 12.10), and (b) duly issued Warrants exercisable for the purchase of 100,000 Warrant Shares.

      Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to Purchaser as follows:

       4.1 Existence; Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has full corporate or partnership power and authority, as the case may be, to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Certificate of Incorporation, as amended, and By-Laws of the Company and all amendments thereto previously delivered to the Purchaser are true, correct and complete copies of such documents. The Company and each Subsidiary is licensed or qualified as a foreign corporation, partnership or limited liability company and is in good standing in all jurisdictions where such person is required to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Except as set forth on SCHEDULE 4.1, the Company has no Subsidiaries and owns no Capital Stock or other securities of, and has not made any other investment in, any other entity. All of the issued shares of Capital Stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims.

       4.2 Authorization and Enforceability; Issuance of the
Securities, the Conversion Shares and the Warrant Shares.

        (a) The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and the Related Documents and to carry out the terms hereof and thereof and to issue and deliver the Securities, the Conversion Shares and the Warrant Shares, and none of such actions will violate any provision of the Certificate of Incorporation of the Company, the By-Laws of the Company or of any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Company's Common Stock is listed or market in which the Company's Common Stock is quoted, or result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any material agreement (including the Company's current secured debt instruments set forth on SCHEDULE 4.2 (the "Existing Indebtedness")), instrument or understanding to which the Company is a party or by which it is bound or by which it will become bound as a result of the transactions contemplated by this Agreement. This Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

        (b) The execution, delivery and performance of this Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party have been duly authorized by the Company. The Conversion Shares and the Warrant Shares, will be fully paid and nonassessable. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants, as the case may be, and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance and delivery of any Conversion Shares upon conversion of any Preferred Shares nor the issuance and delivery of any Warrant Shares upon exercise of the Warrants is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person.

       4.3 Capitalization. The authorized Capital Stock of the Company consists of (a) 20,000,000 shares of Common Stock, par value $.001 per share, of which, as of the date of this Agreement, 5,398,001 shares were issued and outstanding, 236,228 shares have been subscribed and paid for and are to be issued, 2,840,000 shares are reserved for issuance upon the exercise of certain stock options and warrants, and up to 166,667 shares may be sold on or before June 30, 2000 pursuant to the Company's current private placement, and
(b) 1,000,000 shares of preferred stock, par value $.001 per share, of which, as of the date of this Agreement, no shares are issued and outstanding and 125,796 shares of Series 2000-B Preferred Stock will be issued immediately after the date of this Agreement. All of the outstanding Capital Stock has been validly issued and is fully paid and nonassessable and has been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder). Except as set forth in Schedule 4.3, there are no options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), voting restrictions, liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of Capital Stock of the Company other than as contemplated in the Related Documents. Except as contemplated by this Agreement and the Related Documents or as set forth in Schedule 4.3 and Schedule 4.25, there are no preferential rights applicable to the issuance and sale of the Securities, the Conversion Shares and the Warrant Shares.

       4.4 Private Sale. Assuming the accuracy of the representations and warranties made by recipients of the Company's Capital Stock in connection with the acquisition of such Capital Stock, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its Capital Stock. Subject to the accuracy of the Purchaser's representations contained herein, neither the offer, sale and issuance of the Securities hereunder nor the issuance and delivery of any Conversion Shares upon conversion of any Preferred Shares or any Warrant Shares upon exercise of any Warrants requires registration under the Securities Act or any state securities laws.

       4.5 Financial Statements; Disclosure.

        (a) As of the date of this Agreement, the Financial Statements (together with the notes thereto, as applicable), (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Company and (iii) fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated in accordance with GAAP, except that the unaudited balance sheets and related financial statements do not contain an auditors' opinion and do not contain footnotes and are subject to normal, recurring year-end audit adjustments which are not material.

        (b) This Agreement together with the schedules, attachments, exhibits, written statements and certificates supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser of which the Company has knowledge, and which has had or could reasonably be anticipated to have a Material Adverse Effect.

        (c) As of its filing date, each document filed with the SEC by the Company, as amended or supplemented prior to the date of this Agreement or any Additional Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act, true and correct copies of which have been given to the Purchaser, (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

       4.6 Absence of Certain Changes.

        (a) Since the date of the Current Balance Sheet, neither the Company nor any Subsidiary has:

               (i) incurred any Liabilities other than current
       Liabilities incurred, or obligations under contracts entered into, in the ordinary course of business and for individual amounts not greater than $50,000;

               (ii) paid, discharged or satisfied any claim, Lien or Liability, other than any claim, Lien or Liability (A) reflected or reserved against on the Current Balance Sheet and paid, discharged or satisfied in the ordinary course of business since the date of the Current Balance Sheet or (B) incurred and paid, discharged or satisfied since the date of the Current Balance Sheet, in each case in the ordinary course of business;

               (iii) sold, leased, assigned or otherwise transferred any of its assets, tangible or intangible (other than sales of inventory in the ordinary course of business and use of supplies in the ordinary course of business);

               (iv) permitted any of its assets, tangible or intangible, to become subject to any Lien;

               (v) written off as uncollectible any accounts receivable other than (A) in the ordinary course of business or (B) for amounts not greater than $50,000 in the aggregate;

               (vi) terminated or amended or suffered the termination or amendment of, or other than in the ordinary course of business, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit;

               (vii) suffered any damage, destruction or loss of tangible property (whether or not covered by insurance) which in the aggregate exceeds $100,000;

               (viii) made any loan (other than intercompany advances) to any other Person (other than advances to employees in the ordinary course of business which do not exceed $10,000 individually or $50,000 in the aggregate);

               (ix) canceled, waived or released any debt, claim or right in an amount or having a value exceeding $100,000;

               (x) paid any amount to or entered into any agreement, arrangement or transaction with, or any series of agreements, arrangements or transactions with, any Affiliate (including its officers, directors and employees) having a value of in excess of $50,000 in the aggregate (other than as Company-wide employee benefits or termination benefits paid in the ordinary course of business);

               (xi) declared, set aside, or paid any dividend or distribution with respect to its Capital Stock or redeemed, purchased or otherwise acquired any of its Capital Stock;

               (xii) other than in the ordinary course of business or under existing contractual terms or obligations, granted any increase in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;

               (xiii) made any change in any method of accounting or accounting practice;

               (xiv) suffered or caused any other occurrence, event or transaction outside the ordinary course of business or which could have a Material Adverse Effect; or

               (xv) agreed, in writing or otherwise, to any of the foregoing.

        (b) Since the date of the Current Balance Sheet, there has been no Material Adverse Change.

        (c) Schedule 4.6(C) hereto sets forth a complete and accurate list as of the date hereof of (i) each place of business of the Company and each of its Subsidiaries and (ii) the chief executive office of the Company and each of its Subsidiaries.

       4.7 Litigation. No claim, suit, proceeding or investigation is proceeding, pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any officer or director thereof or the Company's or the Subsidiaries' business which if decided adversely to any such person could have a Material Adverse Effect.

       4.8 Licenses, Compliance with Law, Other Agreements, Etc. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation, in any material respects of any order or decree of any court, or of any law, order or regulation of any Governmental Agency, or of the provisions of any contract or agreement to which it is a party or by which it is bound, and neither this Agreement nor the Related Documents nor the transactions contemplated hereby or thereby will result in any such violation. Each of the Company's and its Subsidiary's business has been conducted in compliance with all federal, state and local laws, ordinances, rules and regulations, in all material respects. To the knowledge of the Company, conditions or events of non-compliance with respect to the Company's licensees that would have a Material Adverse Effect on the Company or its contractual relationships with its licensees.

       4.9 Third-Party Approvals. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Initial Closing Date or any Additional Closing Date.

       4.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material Liabilities except (i) as and to the extent of the amounts reflected or reserved against on the Current Balance Sheet and (ii) liabilities and obligations incurred in the ordinary course of business since the date thereof that in the aggregate could not result in a Material Adverse Effect.

       4.11 Tangible Assets. Each of the Company and its
Subsidiaries has good and marketable title to, or valid leasehold interests in, all material tangible assets used or reasonably necessary in connection with the conduct of its business.

       4.12 Inventory. All inventory of each of the Company and its Subsidiaries, whether reflected on the Current Balance Sheet or otherwise, consists of a quality and quantity usable or salable in the ordinary course of business, subject to defect or obsolescence consistent with the Company's historical experience.

       4.13 Owned Real Property. Set forth on Schedule 4.13 is a true and correct description of all real property owned by the Company and its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title in fee simple, free and clear of all Liens, to all of the real property owned by the Company and each of its Subsidiaries.

       4.14 Real Property Leases. There exists no event of default (nor any event which with notice or lapse of time would constitute an event of default) with respect to the Company, any Subsidiary and, to the Company's knowledge, with respect to any other party thereto under any agreement pursuant to which the Company is the lessee or lessor of any real property, except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect, and all such agreements are in full force and effect and enforceable against the lessor or lessee in accordance with their terms except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect.

       4.15 Agreements. Neither the Company nor any Subsidiary is in default, nor to the knowledge of the Company is there any basis for a valid claim of default, and to the Company's knowledge no event has occurred which, with notice or lapse of time, would constitute a default, under any agreement, arrangement or understanding to which the Company or any Subsidiary is a party, and to the knowledge of the Company, no Person other than the Company is in default under any such agreement, in each case other than defaults which in the aggregate could not be expected to have a Material Adverse Effect. Additionally, neither the Company nor any Subsidiary is party to any agreement the performance of which in accordance with its terms (including any termination provision thereof) could be expected to have a Material Adverse Effect.

       4.16 Intellectual Property. Schedule 4.16 sets forth a complete list of (i) all patented, registered, applied for or otherwise material Intellectual Property owned, filed or used by the Company; and (ii) all trade names and material unregistered trademarks and other designations used by the Company in connection with its business. The Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property used by the Company in its business as currently conducted and as currently proposed to be conducted. No claim by any third party contesting the validity, enforceability, use or ownership of Intellectual Property owned, held or used by the Company has been made or, to the knowledge of the Company, is threatened. To the knowledge of the Company, neither it nor its indemnitees has violated or misappropriated the Intellectual Property of any third party and no third party has violated or misappropriated Intellectual Property owned, held or used by the Company. No claim by any third party has been asserted, or to the knowledge of the Company threatened, that the Company or its indemnitees is violating or misappropriating Intellectual Property. To the knowledge of the Company, all Intellectual Property owned or held by the Company is valid, subsisting and enforceable, and all such Intellectual Property is free of all Liens, and, except as set forth on Schedule 4.16, is fully assignable by the Company to any Person, without payment, consent of any Person or other condition or restriction. The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Confidential Information, proprietary information and trade secrets owned, held or used by the Company (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to such information and trade secrets). To the knowledge of the Company, such information and trade secrets have not been disclosed to any Persons other than Company employees or Company contractors who had a need to know and use such information and trade secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

       4.17 Employees. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, material grievance, material claim of unfair labor practice or other collective bargaining dispute. To the knowledge of the Company there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees. To the knowledge of the Company, it has not committed any unfair labor practice or violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee wages and hours, employment discrimination, employee civil rights, equal employment opportunity and employment of foreign nationals, except for such violations as could not be expected to have a Material Adverse Effect.

       4.18 Transactions With Affiliates. Except as set forth on
Schedule 4.18, neither the Company nor any Subsidiary is party to any agreement, arrangement or transaction or series of agreements, arrangements or transactions with any Affiliate which agreements, arrangements, transactions and series of transactions in the aggregate have a value over $50,000 (other than as Company-wide employee benefits paid in the ordinary course of business).

       4.19 Taxes.

        (a) Except as disclosed on Schedule 4.19, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and has paid all Taxes due with respect to the periods covered by such Tax Returns.

        (b)None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (c) Each of the Company and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (d) Except as set forth on Schedule 4.19, there is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

       4.20 Other Investors. Set forth on Schedule 4.20 is a list of all stockholders (including option and convertible security holders) of the Company who as of the date hereof, based on SEC filings of such stockholders, after giving effect to the terms hereof, own more than 5% of the fully diluted common equity of the Company and sets forth such percentage ownership.

       4.21 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company
Act of 1940, as amended.

       4.22 Certain Fees. Other than fees and expenses due and payable to the Purchaser pursuant to Section 12.4 or otherwise disclosed in writing to the Purchaser by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents and partners, and their respective Affiliates from and against all claims, losses, damages, costs (including attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

       4.23 Solicitation Materials. The Company has not (i) distributed any offering materials to the Purchaser in connection with the offering and sale of the Securities other than its public filings with the SEC, or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act. None of the information provided to the Purchaser by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       4.24 Registration Rights; Rights of Participation. (a) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other Governmental Agency which has not expired or been satisfied in full and (b) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other related document which has not been waived. None of the rights granted to the Purchaser hereunder and under the Related Documents conflicts with or would cause a default under any of the agreements or arrangements listed on SCHEDULE 4.24 hereto.

       4.25 Seniority. No Capital Stock of the Company whether or not currently outstanding is senior to the Preferred Stock in right of payment, whether with respect to dividends or redemption or upon liquidation, dissolution or otherwise.

       4.26 Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or out of the Common Stock held in treasury, the full number of shares of Common Stock as shall from time to time be issuable upon the conversion of all issued and outstanding Series 2000-A Preferred Stock and upon the exercise of all outstanding Warrants.

       4.27 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Series 2000-A Preferred Stock, including interest, additional shares of Common Stock and penalties, will upon issue be fully paid and nonassessable and the Company will pay all taxes, liens and charges that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series 2000-A Preferred Stock pursuant hereto.

       4.28 Payment of Series 2000-A Preferred Stock. The Company shall pay the principal of, and interest on, the Series 2000-A
Preferred Stock on the dates and in manner provided herein and in the Series 2000-A Preferred Stock.

       4.29 Stay, Extension and Usury Laws. The Company covenants
(to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of Series 2000-A Preferred Stock; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Purchaser.

       4.30 Continued Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in the liquidation, winding up or dissolution of the Company.

       4.31 Further Assurances. From time to time the Company will make, execute and deliver to the Purchaser, or cause to be made, executed and delivered to the Purchaser, any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of, or to facilitate the performance of, the terms of Series 2000-A Preferred Stock or to secure the rights and remedies hereunder of the Purchaser.

       4.32 Restricted Payments. The Company shall not declare and pay any dividends on its capital stock or redeem, acquire or otherwise retire for value any securities issued by it (other than the Series 2000-A Preferred Stock) unless, at the time of the taking of such action, no breach or default under this Agreement or the Related Documents or event which with notice or lapse of time or both would become an default under this Agreement or the Related Documents has occurred and is continuing.

       4.33 Successors. The Company shall not, whether in a single transaction or through a series of related transactions, consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless such Person agrees in writing to assume all obligations of the Company under the Series 2000-A Preferred Stock.

     Article V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

       5.1 Authorization and Enforceability. The Purchaser has full power and authority and has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other document and instrument, when duly executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditors' rights generally and (ii) general principles of equity.

       5.2 Purchaser's Ability to Perform. As of the Initial
Closing, the Purchaser has the financial resources to perform fully its total obligations under this Agreement.

             Article VI - COMPLIANCE WITH SECURITIES LAWS

       6.1 Investment Intent of the Purchaser. The Purchaser represents and warrants to the Company that it is acquiring the Securities for its own account, with no present intention of selling or otherwise distributing the same in violation of the Securities
Act.

       6.2 Status of Securities. The Purchaser has been informed by the Company that the Securities have not been registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

       6.3 Accredited Investor Status. The Purchaser represents and warrants to the Company that it is an "Accredited Investor" as defined in Regulation D under the Securities Act.

       6.4 Access to Information. The Purchaser has had access to management of the Company and has been able to ask questions of management related to the Company and has reviewed the Company's filings pursuant to the Exchange Act. Notwithstanding any due diligence investigations conducted by or on behalf of the Purchaser, it is understood and agreed by each of the parties hereto that the Purchaser is entitled to rely, and is relying, on the representations and warranties made by the Company herein and in the Related Documents.

       6.5 Transfer of Securities, Conversion Shares and Warrant
Shares.

        (a) Securities, Conversion Shares and Warrant Shares may be transferred (i) pursuant to public offerings registered under the Securities Act, (ii) pursuant to Rule 144 of the SEC (or any similar rule then in force), (iii) to an Affiliate or member of the family of the transferor (provided that the subsequent transfer of the Securities, Conversion Shares or Warrant Shares is restricted), or
(iv) subject to the conditions set forth in Section 6.5(b), any other legally available means of transfer.

        (b) In connection with any transfer of any Securities, Conversion Shares or Warrant Shares (other than a transfer described in Section 6.5(a)(i), (ii) or (iii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters), to the effect that such transfer may be effected without registration of such shares under the Securities Act.

        (c) Until transferred pursuant to clauses (a)(i) or (ii) above or pursuant to clause (a)(i) above with an opinion of counsel pursuant to paragraph (b) above that such legend is not required, each Preferred Share, Warrant, Conversion Shares and Warrant Shares shall be imprinted with a legend substantially in the following form:

       THE SECURITIES REPRESENTED BY THIS [PREFERRED SHARE/WARRANT] WERE ORIGINALLY ISSUED ON ________, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS [PREFERRED SHARE/WARRANT] IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 19, 2000, BETWEEN THE

       ISSUER (THE "COMPANY") AND THE PURCHASER NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

       6.6 Right of First Refusal. If, during the 18 months following the Initial Closing Date, the Company proposes to issue, offer or sell any of its securities, whether debt or equity, the Company, at least 10 days prior to the date of any such sale, shall deliver a written notice to the Purchaser, including the terms of the sale and the Purchaser shall have the right, during such 10 day period, to elect to acquire such securities upon the same terms and subject to the same conditions as are contained in the notice. If the Purchaser does not exercise this right, the Company may sell such securities upon the terms and subject to the same conditions as are contained in the notice during the 40 days following the date of the notice. If the proposed sale is not completed during such 40 day period, the Company shall treat any subsequent sale as a new sale subject to the requirement to give notice to the Purchaser.

                  Article VII - CONDITIONS PRECEDENT

       7.1 Conditions Precedent. The obligation of the Purchaser to purchase any Securities hereunder is subject to the satisfaction of each of the following conditions precedent:

        (a) The issuance and sale of the Securities shall not contravene any law, rule or regulation applicable to, or result in any liability or obligation for, the Purchaser or the Company or any of its Subsidiaries;

        (b) The following conditions have been satisfied as of the Initial Closing Date and each Additional Closing Date,

               (i) The representations and warranties of the Company contained herein and in any Related Document and in any writing delivered pursuant hereto or thereto shall be true and correct when made and materially true and correct as of the time of the Initial Closing and each Additional Closing;

               (ii) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

               (iii) All acts or covenants required hereunder to be performed by the Company prior to the Initial Closing and each Additional Closing shall have been fully performed by it; and

               (iv) No Material Adverse Change shall have occurred between the date of the Current Balance Sheet and the Initial Closing Date or Additional Closing Date and no event or occurrence shall have occurred that could have a Material Adverse Effect.

        (c) The following documents and items shall be delivered to the Purchaser at or prior to the Initial Closing and each Additional
Closing:

               (i) A fully executed counterpart of this Agreement (at the Initial Closing only), fully executed certificates for the Preferred Shares (in such denominations as the Purchaser shall request) and the Warrants being delivered by the Company at the Initial Closing and at each Additional Closing.

               (ii) Certificates of a duly authorized officer of the Company dated as of each Additional Closing Date:

                       (A) Stating that the following conditions
               have been satisfied as of each Additional Closing Date:

                              (1) The representations and warranties
                      of the Company contained herein and in any writing delivered pursuant hereto were true and correct when made and are materially true and correct as of the time of each Additional Closing;

                              (2) No action,  suit,  investigation
                      or proceeding is pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                              (3) All acts or covenants required
                      hereunder to be performed by the Company prior to each Additional Closing have been fully performed by it; and

                              (4) No Material Adverse Change shall
                      have occurred between the date of the Current Balance Sheet and each Additional Closing Date and there shall have been no event or occurrence that could result in a Material Adverse Effect; and

                       (B) Setting forth the resolutions of the
               Board of Directors authorizing the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended;

               (iii) The Company shall have paid fees payable pursuant to Section 12.10 hereof;

               (iv) A copy of a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of the Company and each of its Subsidiaries certifying as of the date of the certificate to the existence in good standing of, and the payment of taxes by, such Person in such states;

               (v) A true and complete copy of the Certificate of Incorporation, as amended, of the Company, certified as of a date not more than six months prior to the Initial Closing Date by an appropriate official of the state of organization of each such Person, a true and complete copy of the Bylaws of the Company, certified as of the Initial Closing Date by the Secretary of the Company, and a certificate as of each Additional Closing Date by the Secretary of the Company that there has been no change to the Certificate of Incorporation or Bylaws of the Company since the Initial Closing Date; and

               (vi) Such other documents relating to the transactions contemplated hereby as the Purchaser may reasonably request.

       7.2 Closing Deliveries to the Company. The Purchaser will deliver to the Company the aggregate purchase price for the Securities to be acquired by the Purchaser, net of a 10% placement fee payable to Aspen Capital Resources, LLC.

               Article VIII - COVENANTS OF THE COMPANY

       8.1 Restricted Actions. Without the prior written consent of the Purchaser, and for so long as any of the Preferred Shares remain outstanding, the Company shall not, and shall not permit any Subsidiary to:

        (a) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict or impair the Company's right to comply with or fulfill its obligations under the terms of this Agreement or any of the Related Documents;

        (b) materially alter or change the business of the Company;

        (c) issue any stock option or warrant at less than the Fair Market Value at the time of grant;

        (d) create, incur or suffer to exist any Indebtedness, other than Indebtedness existing on the date hereof, and any extension of maturity, refinancing or modification of the terms there of provided, however, that such extension, refinancing or modification
(A) is pursuant to terms that are not materially less favorable to the purchaser than the terms of the Indebtedness being extended, refinanced or modified and (B) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification.

        (e) alter the rights, preferences and privileges of the Securities, the Conversion Shares or the Warrant Shares; and

        (f) grant any rights of registration under the Securities Act relating to any of its shares of Capital Stock or other securities to any Person other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit, restrict or impair the rights of the Purchaser under this Agreement and under the Related Documents and (ii) such rights so granted to another Person do not grant priority in registration rights to such other Person over rights granted to Purchaser under this Agreement and under the Related Documents.

       8.2 Required Actions. For so long as any of the Preferred
Shares remain outstanding, the Company shall, and shall cause each Subsidiary to:

        (a) cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the maintenance or operation of any of such properties if such discontinuance is, in the judgment of the management of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of the Securities;

        (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Securities;

        (c) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

        (d) keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated);

        (e) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

        (f) permit representatives of any holder of the Securities and its agents (including their counsel, accountants and consultants), subject to the execution of a reasonable confidentiality agreement, to have reasonable access upon reasonable notice during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel so long as such access does not violate any applicable Federal or state law or cause the loss of the attorney-client privilege;

        (g) at all times (i) file all reports (including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of the Securities, the Conversion Shares or the Warrant Shares may reasonably request (including providing copies of such reports to the holders of the Securities, the Conversion Shares or the Warrant Shares), all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement and upon the filing of each such report deliver a copy thereof to each holder of the Securities, the Conversion Shares or the Warrant Shares, (ii) if the Company is no longer subject to the requirements of the Exchange Act, provide reports to the holders of the Securities, the Conversion Shares or the Warrant Shares in substantially the same form and at the same times as would be required if the Company were subject to the Exchange Act, and (iii) provide to each initial holder of the Securities, the Conversion Shares or the Warrant Shares and each other holder who has entered into a confidentiality agreement with the Company, pursuant to mutually agreeable terms, any material information distributed to the Board of Directors;

        (h) commencing not later than 120 days after the Initial
Closing Date, maintain at all times a valid listing for the Common Stock on a national securities exchange, the NASDAQ Stock Market
System or reporting on the NASD's OTC Bulletin Board;

        (i) maintain all material Intellectual Property Rights necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property Rights;

        (j) deliver Conversion Shares in accordance with the terms and conditions, and time periods, set forth in the Certificate of Designation; and

        (k) take such actions and execute, acknowledge and deliver, and cause each of the Subsidiaries to take such actions and execute, acknowledge and deliver, at its sole cost and expense such agreements, instruments or other documents as the Purchaser may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement and the Related Documents, (ii) maintain the validity and effectiveness of any of the Related Documents, and (iii) to better assure, convey, grant, assign, transfer and confirm unto the Purchaser the rights now or hereafter intended to be granted to the Purchaser under this Agreement or any Related Document.

       8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of issuance upon conversion of the Preferred Shares and the exercise of the Warrants, such number of shares of Common Stock as are issuable upon the conversion or exercise of all Preferred Shares and all Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Taxes, liens and charges. The Company, at its sole cost and expense, shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

       8.4 Payments Free of Withholding. All payments by the Company hereunder or under the Preferred Shares or the Warrants shall be made free and clear of, and without any deduction for, any Tax imposed by any taxing jurisdiction, domestic or foreign.

                   Article IX - REGISTRATION RIGHTS

       9.1 Registration Rights. The Company, at its sole cost and expense, covenants to immediately register or qualify or cause to be registered or qualified by one or more registrations or qualifications under applicable federal and state securities laws the sale and resale by the Purchaser of (i) all of the Conversion Shares, (ii) all of the Warrant Shares, and (iii) all of the additional shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement, if any, (the "Registrable Securities") and to maintain such registrations or qualifications effective for all periods during which any Preferred Share may be converted or any Warrants may be exercised. The Company covenants to use its best efforts to cause such registrations or qualifications to become effective as soon after filing as possible and to remain effective for all periods during which any portion of any Preferred Share may be converted or any Warrants may be exercised. The Company covenants to prepare and file with the Securities and Exchange Commission such amendments and supplements to such registrations or qualifications and the prospectus used in connection therewith as may be necessary to keep such registrations or qualifications effective and to comply with the provisions of the Securities Act of 1933, as amended, with respect to the disposition of all securities covered by such registration or qualification in accordance with the intended methods of disposition by the sellers thereof set forth in such registration or qualification.

       If such registrations or qualifications, registering all of the Registrable Securities, have not become effective on or before the date which is 120 days after the date of this Agreement or on any date thereafter cease to remain effective as provided herein, the Company hereby covenants and agrees to issue or cause to be issued to the Purchaser on such date and on every date which is 30 days or a multiple thereof after such date, until such registrations or qualifications shall become effective with respect to all of the Registrable Securities, as additional consideration for the Preferred Share and not as a penalty, additional shares of Common Stock equal in number to 7% of (i) the total number of shares of Common Stock issued or issuable upon conversion of all issued and outstanding Preferred Shares or portions thereof which are convertible by the Purchaser and (ii) the additional shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement, if any, and to cause the sale and resale of all such additional shares to be included in the registrations or qualifications described herein.

       9.2 Piggyback Registration Rights. The Company covenants that if at any time when any Preferred Share may be converted or any Warrant may be exercised the Company should file a non-underwritten registration statement or offering statement on behalf of the Company pursuant to applicable federal and state securities laws for a public offering of securities, the Company will provide written notification to the Purchaser at least 30 days but not more than 60 days prior to the filing date of such registration statement or offering statement and will register or qualify or cause to be registered or qualified, subject to the rights pursuant to which the registration or qualification is filed, at the option of the Purchaser and at the sole cost and expense of the Company, the sale and resale by the Purchaser of (i) all of the Conversion Shares,
(ii) all of the Warrant Shares, and (iii) all of the additional shares of Common Stock issuable to the Purchaser pursuant to this Agreement, if any, and the Company will maintain such registration statement effective for all periods during which any Preferred Shares may be converted or any Warrants may be exercised.

                         Article X - SURVIVAL

       10.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the Initial Closing and each Additional Closing of the transactions contemplated hereby and by the Related Documents notwithstanding any due diligence investigation conducted by or on behalf of Purchaser and until such time as all of the obligations of the parties hereto have been satisfied.

                     Article XI - INDEMNIFICATION

       11.1 Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Securities and each of their respective officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees and expenses) in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the material breach or inaccuracy of any representation or warranty contained in this Agreement or any Related Document or any other instrument, agreement or document delivered to the Purchaser in accordance herewith or therewith, (b) the execution, delivery, performance or enforcement of this Agreement, any Related Document and any other instrument, document or agreement executed pursuant hereto or thereto by any of the Indemnitees, or (c) resulting from any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company herein or in any Related Document. The Company shall reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                      Article XII - ARBITRATION

       12.1 Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement or the Related Documents shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. A decision by the arbitrator or by a majority of the arbitration panel shall be final and binding. Judgement may be entered on the arbitrators' award in any court having jurisdiction. Any arbitration proceeding shall be held in Salt Lake City, Utah. Notwithstanding the foregoing, the Purchaser shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

                  Article XIII - GENERAL PROVISIONS

       13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Utah without giving effect to the laws of conflict or choice of laws of the State of Utah of any other jurisdiction that would result in the application of any laws other than those of the State of Utah.

       13.2 Consent to Jurisdiction; Service of Process And Venue. Any legal action or proceeding with respect to this Agreement or any related document may be brought in the courts of the State of Utah in the County of Salt Lake or in the United States District Court for the District of Utah, and, by execution and delivery of this Agreement, the parties hereby irrevocably accept in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

       13.3 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written arrangements or understandings.

       13.4 Headings. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

       13.5 Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the Purchaser. Any failure of the Company to comply with any provision hereof may only be waived in writing by the Purchaser, and any failure of the Purchaser of the Securities, the Conversion Shares or the Warrant Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

       13.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       13.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Securities, Conversion Shares or Warrant Shares. Except as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.

       13.8 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

       13.9 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be
(i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

        (a)    If to the Company:

               e-automate Corporation
               73 North 490 West
               American Fork, Utah 84003
               Telecopy: (801) 492-1704
               Attention: James K. Phillips

        (b)    If to the Purchaser:

               Aspen Capital Resources, LLC
               8989 South Schofield Circle
               Sandy, Utah 84093
               Telecopy: (801) 501-9882
               Attention: Joe K. Johnson

       13.10 Purchaser Fees and Expenses.

        (a) The Company shall pay a placement fee to Aspen Capital Resources, LLC equal to 10% of the aggregate principal amount of Preferred Shares issued pursuant to this Agreement, payable upon issuance of each Preferred Share.

        (b) The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser (i) the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with the documentation, negotiation and consummation of the transactions contemplated by this Agreement and the Related Documents and (ii) reasonable due diligence expenses incurred by the Purchaser, limited to $5,000.00 in connection with the Initial Closing and an aggregate of $15,000.00 in connection with all Closings. The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with any Additional Closing and any future amendment or waiver to this Agreement or any of the Related Documents. The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser the costs and expenses, including reasonable fees and expenses of counsel(s) to the Purchaser, incurred by the Purchaser in connection with the enforcement, whether with or without suit, of this Agreement and any of the Related Documents.

        (c) The Company also agrees to pay or cause to be paid, on demand, and to save the Purchaser harmless against liability for the payment of all reasonable out-of-pocket expenses incurred by the Company from time to time arising from or relating to: (i) the preservation and protection of any of the Company's rights under this Agreement or the Related Documents, (ii) the defense of any claim or action asserted or brought against the Purchaser by any Person that arises from or relates to this Agreement, any Related Document, the Purchaser's claims against the Company, or any and all matters in connection therewith, (iii) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any Related Document, (iv) the filing of any petition, complaint, answer, motion or other pleading by the Purchaser in connection with this Agreement or any Related Document,
(v) any attempt to collect from the Company, or (vi) the receipt of any advice with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Related Document: (A) the Company agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Purchaser to be payable in connection with this Agreement or any Related Document, and the Company agrees to save the Purchaser harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (B) if the Company fails to perform any covenant or agreement contained herein or in any Related Document, the Purchaser may itself perform or cause performance of such covenant or agreement, and the expenses of the Purchaser incurred in connection therewith shall be reimbursed on demand by the Company.

       13.11 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

       13.12 Timeliness. The parties agree that time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in the Preferred Share.

       13.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.

       The Company:                  e-automate Corporation


                                     By: /s/ Lon D. Price
                                     -----------------------------
                                     Lon Price, President
                                     and Chief Executive Officer



                                     By: /s/ Kim Green
                                     ------------------------------
                                     Kim Green, Director of Finance
                                     and Corporate Secretary

       The Purchaser:                ASPEN CAPITAL RESOURCES, LLC


                                     By: /s/ Joe K. Johnson
                                     --------------------------------
                                     Joe K. Johnson, Manager
                          e-automate Corporation
                        Certificate of Designation
                  Series 2000-A Convertible Preferred Stock

     e-automate Corporation (the "Corporation"), a Delaware corporation, hereby certifies that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and in accordance with the provisions of
Section 151 of the General Corporation Law of Delaware ("DGCL"), the Board of Directors of the Corporation, at a meeting duly called and held pursuant to Section 141 of the DGCL, duly adopted the following resolution providing for the designation and the powers, preferences, and the qualifications, limitations or restrictions thereof, of the Series 2000-A Convertible Preferred Stock (the "Series 2000-A Preferred Stock"), which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, and pursuant to the General Corporation Law of Delaware, a series of Preferred Stock of the Corporation is hereby created, such series of Preferred Stock to be designated the Series 2000-A Preferred Stock, to consist of 5,500 shares, $0.001 par value per share, with a stated value of $1,000 per share (the "Stated Value"). The Series 2000-A Preferred Stock is being issued pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of June 19, 2000, as amended from time to time (the "Purchase Agreement"), which is incorporated herein by this reference. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement. The powers, preferences and rights, and the qualifications, limitations or restrictions of the Series 2000-A Preferred Stock shall be as follows:

1. Voting Rights. Except as otherwise required by applicable law, each share of Series 2000-A Preferred Stock issued and outstanding shall have the number of votes equal to the whole number of shares of common stock into which the share of Series 2000-A Preferred Stock is convertible (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share).

2. Dividends. The holder of Series 2000-A Preferred Stock shall be entitled to receive (out of legally available funds) cumulative dividends equal to 8% per annum and payable quarterly within 5 days after the last business day of each calendar quarter (the "Dividend Payment Date"). From and after the occurrence of an Event of Noncompliance, the holder of Series 2000-A Preferred Stock shall be entitled to receive (out of legally available funds) cumulative dividends equal to 21% per annum (the "Default Rate") and payable on each Dividend Payment Date. The holder of Series 2000-A Preferred Stock at its option may elect to receive payment of dividends in cash or in Common Stock at the Conversion Price, as defined below. Dividends on the Series 2000-A Preferred Stock shall rank senior to dividends payable on all other series or classes of stock of the Corporation. Unless all accrued dividends and interest thereon, if any, have been paid in full, no dividend on any other stock shall be declared or paid or made, as the case may be, or any moneys paid to any sinking or purchase fund on any other stock for the redemption or repurchase thereof. Dividends for less than a full calendar quarter shall be prorated and based on the actual number of days elapsed divided by 360 days.

3.   Redemption.

     A. Mandatory Redemption. The Corporation shall have the obligation, at the option of the Holder of Series 2000-A Preferred Stock, to redeem all of the outstanding shares of Series 2000-A Preferred Stock by paying a sum per share equal to 125% of the Stated Value per share, plus accrued and unpaid dividends and penalties thereon through the date of redemption (collectively, the "Redemption Price") (i) if an Event of Noncompliance (as defined herein) occurs, or (ii) if, after the first date upon which the Company's Common Stock is quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, the average of the closing bid prices for the Company's Common Stock for twenty-two
(22) consecutive trading days, as quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, is less than or equal to $3.25 per share.

     B. Notice of Redemption. A Holder of a share of Series 2000-A Preferred Stock may submit written notice of a redemption, pursuant to paragraph B above, to the Corporation not less than ten (10) days prior to the date specified in the notice on which such redemption is to be made (the "Redemption Date").

     C. Redemption Payments. For each share of Series 2000-A Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Redemption Date to pay to the Holder thereof (upon surrender by such Holder at the Corporation's principal office of the share certificate) the Redemption Price in cash or in immediately available funds. If the Corporation does not make the payment when due, dividends will accrue on all outstanding Series 2000-A Preferred Stock from and after the Redemption Date at the Default Rate until paid in full and the Conversion Price calculated pursuant to Section 4 in connection with any subsequent conversion of a share of Series 2000-A Preferred Stock will be reduced by $1.00 per share, without regard to any minimum Conversion Price.

     D. Dividends After Redemption Date. If the Redemption Price to be paid hereunder is paid in full to the Holder of Series 2000-A Preferred Stock on the Redemption Date, the redeemed share of Series 2000-A Preferred Stock shall not be entitled to any dividends accruing after such date and on such date, all rights of the holder of such shares shall cease, and such shares shall no longer be deemed to be issued and outstanding.

4. Conversion. Holders of Series 2000-A Preferred Stock shall have the right, but not the obligation to convert the Stated Value and any accrued and unpaid dividends thereon into fully paid and nonassessable shares (calculated as to each conversion to the nearest number of whole shares) of the common stock, $.001 par value, of the Corporation (the "Common Stock") at the Conversion Price, as defined herein, subject to adjustment as provided herein. "Conversion Price" means 80% of the average of the three lowest closing bid prices for the Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board during the 15 trading days preceding the conversion date, subject to a maximum Conversion Price of $5.75 per share and a minimum Conversion Price of $3.25 per share.

     Such conversion right may be exercised on or after June 19, 2000 with respect to all or any portion of the Series 2000-A Preferred Stock. Upon the occurrence of an Event of Noncompliance, all of the Series 2000-A Preferred Stock shall be immediately convertible notwithstanding any timing restrictions imposed herein and the Conversion Price shall not be subject to any limitations on the minimum imposed herein.

     In the case of any Series 2000-A Preferred Stock which is surrendered for conversion, accrued and unpaid dividends will be payable on such Series 2000-A Preferred Stock with respect to the period ending on the conversion date. The Holder at its option may elect to receive payment of dividends in cash or in Common Stock at the Conversion Price.

     On or after December 19, 2001, the Company may require the Holder to convert all of the outstanding Series 2000-A Preferred Stock held by the Holder into shares of Common Stock as provided in this Designation by delivering to the Holder 30-days prior written notice of the exercise of this right.

          A. Exercise of Conversion Privilege. To exercise the conversion privilege, the Holder of the Series 2000-A Preferred Stock shall surrender to the Corporation such Series 2000-A Preferred Stock, duly endorsed or assigned to the Corporation or in blank, accompanied by written Notice of Conversion to the Corporation in the form provided in the Series 2000-A Preferred Stock that the Holder elects to convert such Series 2000-A Preferred Stock or, if less than the entire principal amount thereof is to be converted, the specified portion.

          Series 2000-A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Series 2000-A Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Series 2000-A Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time.

          Within two (2) business days after the conversion date, the Corporation, without cost to the Holder, shall issue and shall deliver to the Holder of the converted Series 2000-A Preferred Stock or the person specified by such Holder a certificate or certificates for the number of full shares of Common Stock issuable upon conversion registered in the name of such Holder or such other person as shall have been specified by such Holder and all accrued and unpaid dividends on the converted Series 2000-A Preferred Stock or portion thereof upon which the Holder does not elect to receive payment in Common Stock.

          Upon conversion of Series 2000-A Preferred Stock, the
Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

          The Corporation shall not close its books against the transfer of Common Stock issued or issuable upon conversion of Series 2000-A Preferred Stock in any manner which interferes with the timely conversion of Series 2000-A Preferred Stock. The Corporation shall assist and cooperate with any Holder of Series 2000-A Preferred
Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of Series 2000-A Preferred Stock (including, without limitation, making any filings required to be made by the Corporation).

          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Series 2000-A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series 2000-A Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

          The conversion rights of any Series 2000-A Preferred Stock subject to redemption hereunder shall terminate on the Redemption Date for such Series 2000-A Preferred Stock unless the Corporation has failed to pay to the Holder thereof the Redemption Price of such Series 2000-A Preferred Stock or portion thereof (plus all accrued and unpaid dividends and penalties thereon and any premium payable with respect thereto).

          B. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the date of the Purchase Agreement, the Corporation issues or sells (or in accordance with Section 4.C is deemed to have issued or sold) (specifically excluding those shares of Common Stock issued and sold upon the exercise of options and warrants granted prior to the date of the Purchase Agreement), other than (i) as described in Section 4.D or (ii) pursuant to the Purchase Rights covered by Section 4.I, any shares of Common Stock for a consideration per share less than the Fair Market Value (as defined below) per share of the Common Stock determined as of the earlier of (x) the announcement of such issuance or sale, or (y) the date of such issuance or sale, then immediately upon such issuance or sale the Conversion Price shall be reduced to equal the amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock deemed outstanding (including Shares deemed outstanding pursuant to Section 4.C.(i)) immediately prior to such issuance or sale multiplied by the Fair Market Value per share of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value per share of the Common Stock by the number of shares of Common Stock deemed outstanding (including Shares deemed outstanding pursuant to Section 4.C.(i)) immediately after such issuance or sale. Upon each such adjustment of the Conversion Price hereunder, the number of Conversion Shares issuable upon exercise of Series 2000-A Preferred Stock shall be adjusted to equal the number of shares determined by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of Conversion Shares issuable upon exercise of Series 2000-A Preferred Stock immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For the purposes of this Section 4, the calculation of the number of shares of Common Stock deemed outstanding shall exclude the
Conversion Shares.     "Fair Market Value" means the closing bid
price of a share of Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board. However, until a share of Common Stock is first quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board after the date of this Agreement, "Fair Market Value" means $3.00 per share.

          C. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 3.B, the following shall be applicable:

          (i) Issuance of Rights or Options or Convertible Securities. If the Corporation in any manner grants any rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or if the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible or exchangeable, and the Fair Market Value per share for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per share of the Common Stock in effect on the earlier of (x) the announcement of such grant or issuance or sale and (y) the date of such grant or issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options of upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such Fair Market Value per share. For purposes of this paragraph, the Fair Market Value per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time to an amount which is less than the Fair Market Value, then the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Conversion Shares shall be correspondingly readjusted.

     D. Subdivision or Combination of Shares. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or pays a dividend or makes a distribution to holders of outstanding shares of Common Stock in the form of shares of Common Stock, or combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price of the Series 2000-A Preferred Stock in effect immediately prior to such event and the number of shares of Common Stock issuable upon conversion of the Series 2000-A Preferred Stock shall be proportionately adjusted so that the holder of the Series 2000-A Preferred Stock thereafter surrendered for conversion shall be entitled to receive after the occurrence of any of the events described the proportionate number of shares of Common Stock to which the holder would have been entitled had such Series 2000-A Preferred Stock been exercised immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination or reclassification, as the case may be, becomes effective.

     E. Liquidation of the Corporation. In the event of the liquidation, dissolution, or winding up of the Corporation, a notice thereof shall be sent to the Holder at least 15 days before the record date specified for determining holders of the shares of Common Stock entitled to receive any distribution upon such liquidation, dissolution, or winding up.

     F. Consolidation of Corporation. In the case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the class issuable upon conversion of the Series 2000-A Preferred Stock), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Holder of each Series 2000-A Preferred Stock then outstanding shall have the right to exercise such Series 2000-A Preferred Stock for the purchase of the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock which would have been issuable if the conversion of the Series 2000-A Preferred Stock had occurred immediately prior to such consolidation, merger, sale, or transfer.

     G. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall exercise their reasonable judgment consistent with the fundamental intent of such provisions in making an appropriate adjustment in the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series 2000-A Preferred Stock so as to protect the rights of the Holder of the Series 2000-A Preferred Stock.

     H. Notices.

          (i) Immediately upon any adjustment of the Conversion
Price, the Corporation shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation shall give written notice to the Holder at least 30 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets, dissolution or liquidation.

          (iii) The Corporation shall also give written notice to the Holder at least 30 days prior to the date on which any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets, dissolution or liquidation shall take place.

     I. Purchase Rights. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Corporation shall grant, issue or sell (as the case may be) to the Holder the aggregate Purchase Rights which such Holder would have acquired if such Holder had held the maximum number of shares of Common Stock issuable upon conversion of all the Series 2000-A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5. Events of Noncompliance.

     A.   Definition. An Event of Noncompliance shall have Occurred if:

          (i) the Corporation fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation fails to make any redemption payment (whether following the giving of notice pursuant to paragraph 2C or otherwise) with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (iii) the Corporation breaches or otherwise fails to perform or observe any material provision contained herein, in the Purchase Agreement or in the Related Documents (as defined in the Purchase Agreement) and (other than with respect to Section 8.1 or 8.2(l) of the Purchase Agreement, the breach of or failure to perform which shall result in an immediate Event of Noncompliance) such failure is not cured within fifteen (15) days after the occurrence thereof;

          (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Preferred Stock, is false or misleading in any material respect on the date made or furnished;

          (v) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the Corporation or any Subsidiary takes any action to authorize any of the foregoing; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (vi) any material provision of the Purchase Agreement or any Related Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Corporation or any Governmental Authority or other regulatory body having jurisdiction over the Corporation, seeking to establish the invalidity or enforceability thereof, or the Corporation shall deny in writing that it has any liability or obligation purported to be created under the Purchase Agreement or any Related Document;

          (vii) (A) any registration statement required to be filed and declared effective by the Corporation pursuant to the Purchase Agreement shall not become effective as provided in the Purchase Agreement or shall cease to be effective, (B) the Securities and Exchange Commission shall issue any stop order suspending the effectiveness under the Securities Act of any registration statement required to be filed and declared effective by the Corporation pursuant to the Purchase Agreement or any state securities commission suspends the qualification of the Registrable Securities covered thereby for offering or sale in any jurisdiction, (C) any proceeding for purposes of either (A) or (B) above is initiated, or
(D) after October 17, 2000 the Common Stock is suspended from trading on or the price for the Common Stock is not quoted or reported on the NASDAQ Stock Market System or the NASD's OTC Bulletin Board;

          (viii) the Company at any time shall not have reserved and available authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the Preferred Stock, in the number which would be issuable upon the conversion of all of the issued and outstanding Preferred Stock;

          (ix) the occurrence of a Material Adverse Change (as defined in the Purchase Agreement);

          (x) the Company has not acquired all of the rights, title and interest in and to the Meyers data mining tool on or before July 19, 2000.

     B. Right to Cure. Any breach, default in performance of any provision or Event of Noncompliance of the Purchase Agreement or any of the Related Documents which directly affects the Purchaser's ability to acquire the Preferred Shares and Warrants, convert the Preferred Shares, Exercise the Warrants or sell pursuant to a valid registration shall be interpreted in accordance with the terms of the Purchase Agreement or any Related Document. Any breach, default in performance of any provision of the Purchase Agreement or any of the Related Documents or Event of Noncompliance which does not directly affect the Purchaser's ability to acquire the Preferred Shares and Warrants, convert the Preferred Shares, Exercise the Warrants or sell pursuant to a valid registration shall be subject to written notice delivered to the Company and may be cured by the Company during the five (5) days after receipt of written notice of such breach, default or Event of Noncompliance.

6. Liquidation and Sale Preferences. In the event of liquidation, dissolution or winding up, whether voluntary or involuntary, (an "Event of Liquidation") of the Corporation, the holders of Series 2000-A Preferred Stock, prior and in preference to the holders of the common stock, shall be entitled to receive (i) the Stated Value per share of Series 2000-A Preferred (adjusted to reflect stock dividends, stock splits or recapitalizations, if any), plus (ii) accrued but unpaid dividends (the "Liquidation Preference"). The Liquidation Preference shall rank senior to all other series or classes of stock of the Corporation. After payment of the Liquidation Preference and any other preferential payments on other series or classes of stock except the common stock, the holders of Series 2000-A Preferred Stock shall have no other rights to the remaining assets of the Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series 2000-A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series 2000-A Preferred Stock in proportion to the amount of such stock owned by each such holder. The Corporation shall mail to each holder of Series 2000-A Preferred Stock, at least twenty (20) days prior to an Event of Liquidation, a notice setting forth the date on which such Event of Liquidation is expected to become effective and the type and amount of anticipated proceeds per share of common stock to be distributed with respect thereto and shall afford each such holder the opportunity to convert such shares of Series 2000-A Preferred Stock pursuant to Section
(iii) (conditional upon the consummation of such Event of Liquidation) prior to the consummation thereof.

     A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance, or disposition of all or substantially all of the assets of the Corporation, or the effectuation of any acquisition of the Corporation by any other entity by means of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (the "Sale"), shall be deemed to be an Event of Liquidation; provided, however, that if holders of Series 2000-A Preferred Stock are to receive more than the preferential amounts due them under the immediately preceding paragraph in the Sale, the Sale shall not be an Event of Liquidation and all holders of Series 2000-A Preferred Stock shall participate ratably with the holders of common stock and the holders of any other series of preferred stock with similar rights in proportion to the amount of shares of common stock owned by each such holder on an as-converted basis and shall not be entitled to receive any preferential amounts.

7.   Protective Provisions. So long as shares of Series
2000-A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent), as provided by law, of the holders of two-thirds of the outstanding shares of Series 2000-A Preferred Stock: (a) to alter or change the rights, preferences or privileges of the shares of Series 2000-A Preferred Stock so as to affect adversely the shares of such stock;
(b) to increase the authorized number of shares of Series 2000-A Preferred Stock; (c) to create any new class or series of shares of capital stock with rights or preferences prior to or on a parity with, or increase the number of shares of, Series 2000-A Preferred Stock; or (d) to sell or convey or otherwise dispose of all or substantially all of the property or business of the Corporation. No repurchases or redemptions of any other series or class of stock of the Corporation while in default of any provision of the Series 2000-A Preferred Stock.

8. Amendments and Waivers. Series 2000-A Preferred Stock may be amended only with the written consent of the Holder, and any existing Event of Noncompliance may be waived only with the written consent of the Holder.

     RESOLVED, that the Board of Directors has determined that the rights and preferences of the Series 2000-A Preferred Stock are under the circumstances presently prevailing, fair and equitable to all the existing stockholders.

     IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute this certificate this __ day of June, 2000.

                                   e-automate Corporation


                                   By: ________________________________
                                   Lon Price, President and Chief
                                          Executive Officer


                                   By:_________________________________
                                   Kim Green, Director of Finance
                                       and Corporate Secretary

STATE OF UTAH          )
                    : ss.
COUNTY OF SALT LAKE     )

     On June __, 2000, personally appeared before me Lon Price, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.
____________________________________
                                               NOTARY PUBLIC

STATE OF UTAH          )
                    : ss.
COUNTY OF SALT LAKE     )

     On June __, 2000, personally appeared before me Kim Green, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.
____________________________________
                                                  NOTARY PUBLIC

                            NOTICE OF CONVERSION


To:     e-automate Corporation

     The undersigned registered owner of this share of Series 2000-A Preferred Stock hereby exercises the option to convert this share of Series 2000-A Preferred Stock, or the portion hereof designated below, and the accrued dividends thereon designated below into shares of Common Stock in accordance with the terms of the Series 2000-A Preferred Stock, and directs that the shares issuable and deliverable upon this conversion be issued and delivered to the registered owner hereof, unless a different name has been provided below.


Dated: __________________         ____________________________________

                                  ____________________________________
                                   Signature(s)


Complete the following for registration of shares of Common Stock if they are to be delivered other than to and in the name of the registered owner:

____________________________________
Name

____________________________________
____________________________________
Address
____________________________________
Soc. Sec. or Tax I.D. No.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 19, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF JUNE 19, 2000, BETWEEN THE ISSUER (THE "COMPANY") AND THE PURCHASER NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.
              __________________________________________

                        e-automate Corporation
                       (a Delaware corporation)

                         Warrant Certificate
                  for the Purchase of Common Stock

Dated: June 19, 2000         Number of Series 2000-A Warrants: 100,000

       This certifies that, for value received, the sufficiency of which is hereby acknowledged, ASPEN CAPITAL RESOURCES, LLC or its assigns (the "Holder"), a Utah limited liability company with an address at 8989 South Schofield Circle, Sandy, Utah 84093, is the owner of the number of Series 2000-A Warrants (the "Warrants") set forth above, each of which represents the right to purchase one fully paid and nonassessable share of the common stock, $.001 par value, (the "Shares") of e-automate Corporation (the "Company"), a Delaware corporation with an address at 73 North 490 West, American Fork, Utah 84003, at the initial exercise price (the "Initial Exercise Price") of $5.00 per share, provided that if the fair market value of the Shares is less than $5.00 per Share at any time during the first six months for which the Shares are quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board the initial exercise price shall be $4.00 per share. The Initial Exercise Price and number of Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein.

       This Warrant Certificate relates to Warrants of the Company issued pursuant to a Securities Purchase Agreement, dated as of June 19, 2000 (as amended and modified from time to time, the "Purchase Agreement"), between the Company and the Holder, and the Warrants are those Warrants referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the Holder of this Warrant Certificate, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference.

       1. Duration. Warrants may be exercised at any time and from time to time on or after the date which is 337 days after the date of the Securities Purchase Agreement (the "Exercise Commencement"), but not after the date which is four years after the Exercise Commencement (the "Exercise Deadline"). Notwithstanding the foregoing, all of the Warrants shall be immediately exercisable (i) upon the occurrence of an Event of Default as defined in the Certificate of Designation, or (ii) if there is a change in control of the Company.

       2. Exercise.

        A. All or any number of the Warrants may be exercised by surrendering the Warrant Certificate(s) representing the Warrants to be exercised to the Company, together with (i) an Election to Exercise (in the form attached hereto and incorporated herein by reference) completed and signed by the person exercising the Warrants, (ii) if the person exercising the Warrants is not the registered Holder, an Assignment (in the form attached hereto and incorporated herein by reference) evidencing assignment of the Warrants to the person exercising them, and (iii) payment in full of the aggregate Exercise Price of the Warrants to be exercised, either by (x) a check payable to the Company, (y) the surrender to the Company of securities of the Company having a value equal to the aggregate Exercise Price of the Warrants to be exercised (which value in the case of debt securities shall be the principal amount thereof and accrued and unpaid interest thereon and in the case of Shares shall be the Fair Market Value thereof), or (z) the delivery of a notice to the Company that the Company is authorized to reduce the number of Shares issuable upon exercise of the Warrants by the number of Shares having an aggregate Fair Market Value (as defined herein) equal to the aggregate Exercise Price of the Warrants to be exercised. "Fair Market Value" means the closing bid price of a share of Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board on the trading day next preceding the Exercise Date (as defined herein). However, until a share of Common Stock is first quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board after the date of this Agreement, "Fair Market Value" means $3.00 per share. A Warrant shall be deemed exercised when all of the foregoing have been delivered to the Company (the "Exercise Date").

        B. Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants not exercised. No fractional Shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value. Within two (2) business days after the Exercise Date, the Company, without cost to the Holder, shall issue and shall deliver to the Holder of the exercised Warrants or the person specified by such Holder a certificate or certificates for the number of full Shares issuable upon exercise registered in the name of such Holder or such other person as shall have been specified by such Holder.

        C. The Shares issuable upon the exercise of Warrants shall be deemed to have been issued to the Holder on the Exercise Date, and the Holder shall be deemed for all purposes to have become the owner of such Shares on the Exercise Date.

        D. The Company covenants that all Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and the Company will pay all taxes, liens and charges and any other costs incurred by the Company in connection with the exercise of the Warrants and the issuance and delivery of Shares pursuant thereto.

        E. The Company shall not close its books against the transfer of Warrants or of any Shares issued or issuable upon the exercise of Warrants in any manner which interferes with the timely exercise of Warrants.

        F. The Company shall assist and cooperate with any reasonable request by the Holder which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of Warrants.

        G. The Company shall at all times reserve and keep available out of its authorized but unissued Shares solely for the purpose of issuance upon the exercise of Warrants, the maximum number of Shares issuable upon the exercise of all Warrants. All Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Shares or other securities constituting Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Shares issuable upon exercise, immediately upon such exercise, to be listed on any domestic securities exchange upon which Shares are listed at the time of such exercise.

        H. The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Utah, amending its Certificate of Incorporation or through any issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate or impair or diminish its value (except for any action which ratably affects all Shares), but shall at all times in good faith assist in the carrying out of all such terms of this Warrant Certificate. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant Certificate and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making Warrants exercisable for less than one Share for each Holder.

       3. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant Certificate, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 3 (the "Exercise Price"), and the number of Shares issuable upon exercise of Warrants shall be subject to adjustment from time to time, each as provided in this Section 3.

        A. Adjustment of Exercise Price and Number of Shares upon Issuance of Shares. If and whenever, on or after the first date upon which a Warrant is granted by the Company to a Holder, the Company issues or sells (or in accordance with Section 3B is deemed to have issued or sold) (specifically excluding those shares of Common Stock issued and sold upon the exercise of options and warrants granted prior to the date of the Purchase Agreement and options granted after the date of the Purchase Agreement relating to shares of Common Stock heretofore allocated pursuant to the Company's employee stock option plan if issued and sold for a consideration per share greater than or equal to the Fair Market Value on the date of grant), other than (i) as described in Section 3C or (ii) pursuant to the Purchase Rights covered by Section 4, any Shares for a consideration per share less than the Fair Market Value per Share determined as of the earlier of (x) the announcement of such issuance or sale, or (y) the date of such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of Shares deemed outstanding (including Shares deemed outstanding pursuant to Section 3.B.(i)) immediately prior to such issuance or sale multiplied by the Fair Market Value per Share determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value per Share by the number of Shares deemed outstanding (including Shares deemed outstanding pursuant to Section 3.B.(i)) immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

        B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 3A, the following shall be applicable:

        (i) Issuance of Rights or Options or Convertible Securities. If the Company in any manner grants any rights or options, whether or not immediately exercisable, to subscribe for or to purchase Shares or any stock or other securities convertible into or exchangeable for Shares (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible or exchangeable, and the price per share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per Share in effect on the earlier of (x) the announcement of such grant or issuance or sale and (y) the date of such grant or issuance or sale, then the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options of upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Shares are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Shares issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Shares upon conversion or exchange of such Convertible Securities.

        (ii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Shares shall change at any time to an amount which is less than the Fair Market Value, then the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Shares issuable upon exercise of the Warrants shall be correspondingly readjusted.

        C. Subdivision or Combination of Shares. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) the outstanding Shares into a greater number of Shares, or pays a dividend or makes a distribution to holders of outstanding Shares in the form of Shares, or combines (by reverse stock split or otherwise) the outstanding Shares into a smaller number of shares, the Exercise Price of the Warrants in effect immediately prior to such event and the number of Shares obtainable upon exercise of Warrants shall be proportionately adjusted so that the Holder of the Warrants thereafter surrendered for exercise shall be entitled to receive after the occurrence of any of the events described the proportionate number of Shares to which the Holder would have been entitled had such Warrant been exercised immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination or reclassification, as the case may be, becomes effective.

        D. Liquidation of the Company. In the event of the liquidation, dissolution, or winding up of the Company, a notice thereof shall be sent to the Holder at least 15 days before the record date specified for determining holders of the Shares entitled to receive any distribution upon such liquidation, dissolution, or winding up.

        E. Consolidation of Company. In the case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the class issuable upon exercise of the Warrants), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of each Warrant then outstanding shall have the right to exercise such Warrant for the purchase of the kind and amount of Shares and other securities and property receivable upon such consolidation, merger, sale, or transfer by a holder of the number of Shares which would have been issuable if the conversion of the Warrants had occurred immediately prior to such consolidation, merger, sale, or transfer.

        F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall exercise their reasonable judgment consistent with the fundamental intent of such provisions in making an appropriate adjustment in the Exercise Price and the number of Shares issuable upon exercise of Warrants so as to protect the rights of the Holder of Warrants.

        G. Notices.

        (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii) The Company shall give written notice to the Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Shares, (B) with respect to any pro rata subscription offer to holders of Shares, or (C) for determining rights to vote with respect to any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets, dissolution or liquidation.

        (iii) The Company shall also give written notice to the Holder at least 30 days prior to the date on which any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets, dissolution or liquidation shall take place.

       4. Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Shares (the "Purchase Rights"), then the Company shall grant, issue or sell (as the case may be) to the Holder the aggregate Purchase Rights which such Holder would have acquired if such Holder had held the maximum number of Shares issuable upon complete exercise of all Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of the Shares are to be determined for the grant, issue or sale of such Purchase Rights.

       5. Exchange. Prior to the Exercise Deadline the Holder shall be entitled to exchange this Warrant Certificate with or without other Warrant Certificates for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, without charge to the Holder, upon surrender of this Warrant Certificate at the office of the Company; provided that such certificates may be redistributed to other Holders only in compliance with applicable federal and state securities laws. The date the Company initially issues this Warrant Certificate shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant Certificate shall be issued.

       6. Transfer. Prior to the Exercise Deadline the Holder shall be entitled to transfer this Warrant Certificate and all rights hereunder, in whole or in part, without charge to the Holder, upon surrender of this Warrant Certificate, together with an Assignment (in the form attached hereto and incorporated herein by reference) duly executed, at the office of the Company; provided that such transfer is in compliance with applicable federal and state securities laws and the Holder provides documentation of such compliance to the reasonable satisfaction of the Company. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the assignment.

       7. Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Warrants, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

       8. General Provisions:

        A. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of law. The parties hereby consent to the jurisdiction of any court of competent jurisdiction in the state of Utah, and consent to venue in Salt Lake County, Utah.

        B. Notices. Any notice or demand required by this Warrant Certificate to be given or made shall be sufficiently given or made if in writing and (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the parties at their addresses as they appear in this Warrant Certificate. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

        C. Enforcement. The Company shall reimburse or pay, on demand, to or on behalf of the Purchaser the costs and expenses, including reasonable fees and expenses of counsel(s) to the Purchaser, incurred by the Purchaser in connection with the enforcement, whether with or without suit, of this Agreement and any of the Related Documents.

        D. Amendments and Waivers. This Warrant Certificate may be amended or modified only with the written consent of the Holder. No change or modification of this Warrant Certificate shall be valid unless with the written consent of the Holder. Any default may be waived only with the written consent of the Holder.

        E. Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Warrant Certificate are inserted for convenience only and do not constitute a part of this Warrant Certificate.

        F. Timeliness. The parties agree that time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Warrant Certificate.

        G. Execution. A facsimile copy of this Warrant Certificate shall be deemed an original, all with the same full force and effect as though it were an original.

       IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers or agents as of the day and year first above written.

                                     e-automate Corporation


                                     By:________________________________
                                             Lon Price, President
                                             and Chief Executive
                                             Officer



                                     By:_________________________________
                                     Kim Green, Director of Finance
                                     and Corporate Secretary





STATE OF UTAH         )
                : ss.
COUNTY OF SALT LAKE   )

       On June __, 2000, personally appeared before me Lon Price, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.
____________________________________
                                     NOTARY PUBLIC

STATE OF UTAH         )
                : ss.
COUNTY OF SALT LAKE   )

       On June __, 2000, personally appeared before me Kim Green, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.
____________________________________
                                     NOTARY PUBLIC

                         ELECTION TO EXERCISE

       The undersigned hereby elects to exercise __________ of the Warrants represented by the Warrant Certificate attached and to purchase the Shares issuable upon the exercise of such Warrants, and requests that certificates for such Shares be issued and delivered to the undersigned as follows:


______________________________________________________________________________
                                 name

______________________________________________________________________________
                     address, including zip code

______________________________________________________________________________
           social security or other tax identifying number

       If the number of Warrants hereby exercised is less than all of the Warrants represented by this Warrant Certificate, the undersigned directs that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered to the undersigned.

       In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $ _______ by certified check or money order payable in United States currency to the order of the Company.

Dated: __________________            Signature________________________________

                                     Name_____________________________________

                                     Address__________________________________
                                     Address

                              ASSIGNMENT


       FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant Certificate with respect to the number of the Warrants covered thereby set forth below, unto:

Name of Assignee              Address                  No. of Warrants


______________________________________________________________________________


______________________________________________________________________________


Dated:  ________________________     Signature _______________________________



________________________________
Witness

                      CERTIFICATE OF DESIGNATION
                        e-automate Corporation
                 Series B Convertible Preferred Stock


     e-automate Corporation (the "Corporation"), a Delaware corporation, hereby certifies that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and in accordance with the provisions of
Section 151 of the General Corporation Law of Delaware ("DGCL"), the Board of Directors of the Corporation, at a meeting duly called and held pursuant to Section 141 of the DGCL, duly adopted the following resolution providing for the designation and the powers, preferences, and the qualifications, limitations or restrictions thereof, of the Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, and pursuant to the General Corporation Law of Delaware, a series of Preferred Stock of the Corporation is hereby created, such series of Preferred Stock to be designated the Series B Convertible Preferred Stock, to consist of 1,000 shares, $0.001 par value per share, with a stated value of $1,000 per share (the "Stated Value"). The Series B Preferred Stock is being issued pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of June 21, 2000, as amended from time to time (the "Purchase Agreement"), which is incorporated herein by this reference. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement. The powers, preferences and rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock shall be as follows:

1. VOTING RIGHTS. Except as otherwise required by applicable law, each share of Series B Preferred Stock issued and outstanding shall have the number of votes equal to the whole number of shares of common stock into which the share of Series B Preferred Stock is convertible (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share).

2. DIVIDENDS. Upon approval of the Board of Directors, the holder of Series B Preferred Stock shall be entitled to receive (out of legally available funds) cumulative dividends equal to 8% per annum and payable quarterly within 5 days after the last business day of each calendar quarter (the "Dividend Payment Date"). From and after the occurrence of an Event of Noncompliance, the holder of Series B Preferred Stock shall be entitled to receive (out of legally available funds) cumulative dividends equal to 21% per annum (the "Default Rate") and payable on each Dividend Payment Date. The holder of Series B Preferred Stock at its option may elect to receive payment of dividends in cash or in Common Stock at the Conversion Price, as defined below. Dividends on Series B Preferred Stock shall be junior in preference and subordinate to Series 2000-A Preferred Stock of the Corporation. Unless all accrued dividends and interest thereon, if any, have been paid in full, no dividend on any other stock shall be declared or paid or made, as the case may be, or any moneys paid to any sinking or purchase fund on any other stock for the redemption or repurchase thereof. Dividends for less than a full calendar quarter shall be prorated and based on the actual number of days elapsed divided by 360 days.

3.   REDEMPTION.

     A. MANDATORY REDEMPTION. The Corporation shall have the obligation, at the option of the Holder of Series B Preferred Stock, to redeem all of the outstanding shares of Series B Preferred Stock by paying a sum per share equal to 125% of the Stated Value per share, plus accrued and unpaid dividends and penalties thereon through the date of redemption (collectively, the "Redemption Price") (i) if an Event of Noncompliance (as defined herein) occurs, or (ii) if, after the first date upon which the Company's Common Stock is quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, the average of the closing bid prices for the Company's Common Stock for twenty-two (22) consecutive trading days, as quoted in the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board, is less than or equal to $3.25 per share.

     B. NOTICE OF REDEMPTION. The Corporation shall deliver written notice of each redemption, pursuant to paragraph A above, of a share of Series B Preferred Stock to the Holder thereof not less than thirty (30) days prior to the date specified in the notice on which such redemption is to be made (the "Redemption Date"). A Holder of a share of Series B Preferred Stock may submit written notice of a redemption, pursuant to paragraph B above, to the Corporation not less than ten (10) days prior to the date specified in the notice on which such redemption is to be made (the "Redemption Date").

     C. REDEMPTION PAYMENTS. For each share of Series B
Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated on the applicable Redemption Date to pay to the Holder thereof (upon surrender by such Holder at the Corporation's principal office of the share certificate) the Redemption Price in cash or in immediately available funds. If the Corporation does not make the payment when due, dividends will accrue on all outstanding Series B Preferred Stock from and after the Redemption Date at the Default Rate until paid in full and the Conversion Price calculated pursuant to Section 4 in connection with any subsequent conversion of a share of Series B Preferred Stock will be reduced by $1.00 per share, without regard to any minimum Conversion Price.

     D.   DIVIDENDS AFTER REDEMPTION DATA. If the Redemption
Price to be paid hereunder is paid in full to the Holder of Series B Preferred Stock on the Redemption Date, the redeemed share of Series B Preferred Stock shall not be entitled to any dividends accruing after such date and on such date, all rights of the holder of such shares shall cease, and such shares shall no longer be deemed to be issued and outstanding.

4. CONVERSION. Holders of Series B Preferred Stock shall have the right, but not the obligation to convert the Stated Value and any accrued and unpaid dividends thereon into fully paid and nonassessable shares (calculated as to each conversion to the nearest number of whole shares) of the common stock, $.001 par value, of the Corporation (the "Common Stock") at the Conversion Price, as defined herein, subject to adjustment as provided herein. "Conversion Price" means 80% of the average of the three lowest closing bid prices for the Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board during the 15 trading days preceding the conversion date, subject to a maximum Conversion Price of $5.75 per share and a minimum Conversion Price of $3.25 per share.

     Such conversion right may be exercised on or after June 19, 2000, with respect to all or any portion of the Series B Preferred Stock. Upon the occurrence of an Event of Noncompliance, all of the Series B Preferred Stock shall be immediately convertible notwithstanding any timing restrictions imposed herein and the Conversion Price shall not be subject to any limitations on the minimum imposed herein.

     In the case of any Series B Preferred Stock which is surrendered for conversion, accrued and unpaid dividends will be payable on such Series B Preferred Stock with respect to the period ending on the conversion date. The Holder at its option may elect to receive payment of dividends in cash or in Common Stock at the Conversion Price.

     On or after December 21, 2001, the Company may require the Holder to convert all of the outstanding Series B Preferred Stock held by the Holder into shares of Common Stock as provided in this Designation by delivering to the Holder 30-days prior written notice of the exercise of this right.

     A. EXERCISE OF CONVERSION PRIVILEGE. To exercise the conversion privilege, the Holder of the Series B Preferred Stock shall surrender to the Corporation such Series B Preferred Stock, duly endorsed or assigned to the Corporation or in blank, accompanied by written Notice of Conversion to the Corporation in the form provided in the Series B Preferred Stock that the Holder elects to convert such Series B Preferred Stock or, if less than the entire principal amount thereof is to be converted, the specified portion.

     Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Series B Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Series B Preferred Stock as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time.

     Within two (2) business days after the conversion date, the Corporation, without cost to the Holder, shall issue and shall deliver to the Holder of the converted Series B Preferred Stock or the person specified by such Holder a certificate or certificates for the number of full shares of Common Stock issuable upon conversion registered in the name of such Holder or such other person as shall have been specified by such Holder and all accrued and unpaid dividends on the converted Series B Preferred Stock or portion thereof upon which the Holder does not elect to receive payment in Common Stock.

     Upon conversion of Series B Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

     The Corporation shall not close its books against the transfer of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any Holder of Series B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of Series B Preferred Stock (including, without limitation, making any filings required to be made by the Corporation).

     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

     The conversion rights of any Series B Preferred Stock subject to redemption hereunder shall terminate on the Redemption Date for such Series B Preferred Stock unless the Corporation has failed to pay to the Holder thereof the Redemption Price of such Series B Preferred Stock or portion thereof (plus all accrued and unpaid dividends and penalties thereon and any premium payable with respect thereto).

     B.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES
UPON ISSUANCE OF COMMON STOCK. If and whenever, on or after the date of the Purchase Agreement, the Corporation issues or sells (or in accordance with Section 4.C is deemed to have issued or sold) (specifically excluding those shares of Common Stock issued and sold upon the exercise of options and warrants granted prior to the date of the Purchase Agreement), other than (i) as described in Section 4.D or (ii) pursuant to the Purchase Rights covered by Section 4.I, any shares of Common Stock for a consideration per share less than the Fair Market Value (as defined below) per share of the Common Stock determined as of the earlier of (x) the announcement of such issuance or sale, or (y) the date of such issuance or sale, then immediately upon such issuance or sale the Conversion Price shall be reduced to equal the amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock deemed outstanding (including Shares deemed outstanding pursuant to Section 4.C.(i)) immediately prior to such issuance or sale multiplied by the Fair Market Value per share of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value per share of the Common Stock by the number of shares of Common Stock deemed outstanding (including Shares deemed outstanding pursuant to Section 4.C.(i)) immediately after such issuance or sale. Upon each such adjustment of the Conversion Price hereunder, the number of Conversion Shares issuable upon exercise of Series B Preferred Stock shall be adjusted to equal the number of shares determined by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of Conversion Shares issuable upon exercise of Series B Preferred Stock immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For the purposes of this Section 4, the calculation of the number of shares of Common Stock deemed outstanding shall exclude the Conversion Shares. "Fair Market Value" means the closing bid price of a share of Common Stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board. However, until a share of Common Stock is first quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board after the date of this Agreement, "Fair Market Value" means $3.00 per share.

          C. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 3.B, the following shall be applicable:

               (i) Issuance of Rights or Options or Convertible Securities. If the Corporation in any manner grants any rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock)
(such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or if the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible or exchangeable, and the Fair Market Value per share for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per share of the Common Stock in effect on the earlier of (x) the announcement of such grant or issuance or sale and (y) the date of such grant or issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options of upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such Fair Market Value per share. For purposes of this paragraph, the Fair Market Value per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible
Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time to an amount which is less than the Fair Market Value, then the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Conversion Shares shall be correspondingly readjusted.

          D. SUBDIVISION OR COMBINATION OF SHARES. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) the outstanding shares of

Common Stock into a greater number of shares of Common Stock, or pays a dividend or makes a distribution to holders of outstanding shares of Common Stock in the form of shares of Common Stock, or combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price of the Series B Preferred Stock in effect immediately prior to such event and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately adjusted so that the holder of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive after the occurrence of any of the events described the proportionate number of shares of Common Stock to which the holder would have been entitled had such Series B Preferred Stock been exercised immediately prior to the occurrence of such event, such adjustment to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination or reclassification, as the case may be, becomes effective.

          E. LIQUIDATION OF THE CORPORATION. In the event of the liquidation, dissolution, or winding up of the Corporation, a notice thereof shall be sent to the Holder at least 15 days before the record date specified for determining holders of the shares of Common Stock entitled to receive any distribution upon such liquidation, dissolution, or winding up.

          F. CONSOLIDATION OF CORPORATION. In the case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the class issuable upon conversion of the Series B Preferred Stock), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Holder of each Series B Preferred Stock then outstanding shall have the right to exercise such Series B Preferred
Stock for the purchase of the kind and amount of shares of Common
Stock and other securities and property receivable upon such consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock which would have been issuable if the conversion of the Series B Preferred Stock had occurred immediately prior to such consolidation, merger, sale, or transfer.

     G. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall exercise their reasonable judgment consistent with the fundamental intent of such provisions in making an appropriate adjustment in the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock so as to protect the rights of the Holder of the Series B Preferred Stock.

          H.   NOTICES.

               (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                (ii) The Corporation shall give written notice to the Holder at least 30 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets, dissolution or liquidation.

               (iii) The Corporation shall also give written notice to the Holder at least 30 days prior to the date on which any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets, dissolution or liquidation shall take place.

          I. PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Corporation shall grant, issue or sell (as the case may be) to the Holder the aggregate Purchase
Rights which such Holder would have acquired if such Holder had held the maximum number of shares of Common Stock issuable upon conversion of all the Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5.   EVENTS OF NONCOMPLIANCE.

     A.   DEFINITION. An Event of Noncompliance shall have occurred if:

          (i) the Corporation fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation fails to make any redemption payment
(whether following the giving of notice pursuant to paragraph 2C or otherwise) with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

     (iii) the Corporation breaches or otherwise fails to perform or observe any material provision contained herein, in the Purchase Agreement or in the Related Documents (as defined in the Purchase Agreement) and (other than with respect to Section 8.1 or 8.2(l) of the Purchase Agreement, the breach of or failure to perform which shall result in an immediate Event of Noncompliance) such failure is not cured within fifteen (15) days after the occurrence thereof;

     (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Preferred Stock, is false or misleading in any material respect on the date made or furnished;

     (v) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the Corporation or any Subsidiary takes any action to authorize any of the foregoing; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (vi) any material provision of the Purchase Agreement or any Related Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Corporation or any Governmental Authority or other regulatory body having jurisdiction over the Corporation, seeking to establish the invalidity or enforceability thereof, or the Corporation shall deny in writing that it has any liability or obligation purported to be created under the Purchase Agreement or any Related Document;

          (vii) (A) any registration statement required to be filed and declared effective by the Corporation pursuant to the Purchase Agreement shall not become effective as provided in the Purchase Agreement or shall cease to be effective, (B) the Securities and Exchange Commission shall issue any stop order suspending the effectiveness under the Securities Act of any registration statement required to be filed and declared effective by the Corporation pursuant to the Purchase Agreement or any state securities commission suspends the qualification of the Registrable Securities covered thereby for offering or sale in any jurisdiction, (C) any proceeding for purposes of either (A) or (B) above is initiated, or (D) after October 16, 2000 the Common Stock is suspended from trading on or the price for the Common Stock is not quoted or reported on the NASDAQ Stock Market System or the NASD's OTC Bulletin Board;

          (viii) the Company at any time shall not have reserved and available authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion of the Preferred Stock, in the number which would be issuable upon the conversion of all of the issued and outstanding Preferred Stock; or

          (ix) the occurrence of a Material Adverse Change (as defined in the Purchase Agreement).

     B. RIGHT TO CURE. Any breach, default in performance of any provision or Event of Noncompliance of the Purchase Agreement or any of the Related Documents which directly affects the Purchaser's ability to acquire the Preferred Shares and Warrants, convert the Preferred Shares, Exercise the Warrants or sell pursuant to a valid registration shall be interpreted in accordance with the terms of the Purchase Agreement or any Related
Document. Any breach, default in performance of any provision of the Purchase Agreement or any of the Related Documents or Event of

Noncompliance which does not directly affect the Purchaser's ability to acquire the Preferred Shares and Warrants, convert the Preferred Shares, Exercise the Warrants or sell pursuant to a valid registration shall be subject to written notice delivered to the Company and may be cured by the Company during the five (5) days after receipt of written notice of such breach, default or Event of Noncompliance.

6. LIQUIDATION AND SALE PREFERENCES. In the event of liquidation, dissolution or winding up, whether voluntary or involuntary, (an "Event of Liquidation") of the Corporation, the holders of Series B Preferred Stock, prior and in preference to the holders of the common stock, shall be entitled to receive (i) the Stated Value per share of Series B Preferred (adjusted to reflect stock dividends, stock splits or recapitalizations, if any), plus
(ii) accrued but unpaid dividends (the "Liquidation Preference"). The Liquidation Preference shall rank junior to Series 2000-A Preferred Stock but shall retain priority as to all other series or classes of stock of the Corporation. After payment of the Liquidation Preference and any other preferential payments on other series or classes of stock except the common stock, the holders of Series B Preferred Stock shall have no other rights to the remaining assets of the Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder. The Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to an Event of Liquidation, a notice setting forth the date on which such Event of Liquidation is expected to become effective and the type and amount of anticipated proceeds per share of common stock to be distributed with respect thereto and shall afford each such holder the opportunity to convert such shares of Series B Preferred Stock pursuant to Section (iii) (conditional upon the consummation of such Event of Liquidation) prior to the consummation thereof.

     A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance, or disposition of all or substantially all of the assets of the Corporation, or the effectuation of any acquisition of the Corporation by any other entity by means of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (the "Sale"), shall be deemed to be an Event of Liquidation; provided, however, that if holders of Series B Preferred Stock are to receive more than the preferential amounts due them under the immediately preceding paragraph in the Sale, the Sale shall not be an Event of Liquidation and all holders of Series B Preferred Stock shall participate ratably with the holders of common stock and the holders of any other series of preferred stock with similar rights in proportion to the amount of shares of common stock owned by each such holder on an as-converted basis and shall not be entitled to receive any preferential amounts.

7.   PROTECTIVE PROVISIONS. So long as shares of Series
B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent), as provided by law, of the holders of two-thirds of the outstanding shares of Series B Preferred Stock: (a) to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such stock;
(b) to increase the authorized number of shares of Series B Preferred Stock; (c) to create any new class or series of shares of capital stock with rights or preferences prior to or on a parity with, or increase the number of shares of, Series B Preferred Stock; or (d) to sell or convey or otherwise dispose of all or substantially all of the property or business of the Corporation. No repurchases or redemptions of any other series or class of stock of the Corporation while in default of any provision of the Series B Preferred Stock.

8. AMENDMENTS AND WAIVERS. Series B Preferred Stock may be amended only with the written consent of the Holder, and any existing Event of Noncompliance may be waived only with the written consent of the Holder.

          RESOLVED, that the Board of Directors has determined that the rights and preferences of the Series B Preferred Stock are under the circumstances presently prevailing, fair and equitable to all the existing stockholders.

          IN WITNESS WHEREOF, the Corporation has caused its
duly authorized officers to execute this certificate this      day
of June, 2000.


                                   e-automate Corporation



                                   By: /s/ Lon D. Price
                                   -------------------------------------
                                   Lon D. Price
                                   Its:  President and Chief Executive
                                      Officer



                                   By:/s/ Kim A. Green
                                   --------------------------------------
                                   Kim A. Green
                                   Its:  Director of Finance




STATE OF UTAH         )
                      : ss.
COUNTY OF ____________)

              On June   , 2000, personally appeared before me Lon D.
Price, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

              WITNESS my hand and official seal.


                                   _______________________________
                                             NOTARY PUBLIC

STATE OF UTAH         )
                      : ss.
COUNTY OF ____________)

              On June   , 2000, personally appeared before me Kim A.
Green, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

              WITNESS my hand and official seal.


                                          _______________________________
                                                    NOTARY PUBLIC

                     NOTICE OF CONVERSION


To:  e-automate Corporation

              The undersigned registered owner of this share of Series B Preferred Stock hereby exercises the option to convert this share of Series B Preferred Stock, or the portion hereof designated below, and the accrued dividends thereon designated below into shares of Common Stock in accordance with the terms of the Series B Preferred Stock, and directs that the shares issuable and deliverable upon this conversion be issued and delivered to the registered owner hereof, unless a different name has been provided below.


Dated:
     ---------------------------   ----------------------------------

                                   ----------------------------------
                                            Signature(s)


Complete the following for registration of shares of Common Stock if they are to be delivered other than to and in the name of the registered owner:

____________________________________
Name

____________________________________

____________________________________
Address

____________________________________
Soc. Sec. or Tax I.D. No.